UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2015

McKesson Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-13252	94-3207296
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Post Street, San Francisco, California		94104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 983-8300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 30, 2015, McKesson Corporation (the “Company”) announced that it reached an agreement in principle with the Drug Enforcement Administration (“DEA”), Department of Justice (“DOJ”) and various U.S. Attorney’s offices to settle all potential administrative and civil claims relating to investigations about the Company’s suspicious order reporting practices for controlled substances. The investigations and potential for settlement were previously disclosed in the Company’s Quarterly Report on Form 10-Q that was filed with the Securities and Exchange Commission on February 5, 2015. The global settlement with the DEA and DOJ is subject to the execution of final settlement agreements.

Under the terms of the agreement in principle, the Company has agreed to pay the sum of $150 million, implement certain remedial measures and have the following distribution centers’ DEA registrations suspended for the specified products and time periods:

•	Aurora, Colorado: all controlled substances for three years;

•	Livonia, Michigan: all controlled substances for two years;

•	Washington Courthouse, Ohio: all controlled substances for the two-year period following completion of the Livonia suspension; and

•	Lakeland, Florida: hydromorphone products for one year.

Throughout the terms of these suspensions the Company will be permitted to continue to ship controlled substances from its Livonia, Washington Courthouse and Lakeland distribution centers to customers that purchase products under its pharmaceutical prime vendor contract with the Department of Veterans Affairs.

The Company expects that the suspensions outlined above will not result in a supply disruption to any customer. Customers located in the distribution center service areas described above will receive controlled substances from a different distribution center during the applicable suspension periods.

The Company accrued for resolution of these matters prior to completion of its fiscal year ended March 31, 2015 (“FY 2015”). The amount recorded, $150 million on a pre- and post-tax basis, will be excluded from the Company’s calculation of FY 2015 results on the basis of adjusted earnings.

In addition to presenting its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company separately reports on the basis of “Adjusted Earnings.” Adjusted Earnings is a non-GAAP financial measure defined as GAAP income from continuing operations, excluding amortization of acquisition-related intangible assets, acquisition expenses and related adjustments, certain claim and litigation reserve adjustments, and last-in-first-out inventory-related adjustments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2015

McKesson Corporation

By:	/s/ Lori A. Schechter
Lori A. Schechter
Executive Vice President, General Counsel and Chief Compliance Officer